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                                                                   Exhibit 4-C-2


                                                                       EXECUTION
                             HARTMARX CORPORATION

                              SECOND AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

     This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of February 28, 2001 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("Borrower"), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a "Lender" and collectively as "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as Managing Agent and Collateral Agent for Lenders ("Managing Agent"), and THE BANK OF NEW YORK, BANK OF AMERICA, N.A. and BANK ONE as co-agents (collectively, the "Co-Agents") and, for purposes of Section 3 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF (collectively the "Guarantors"), and is made with reference to that certain Amended and Restated Credit Agreement dated as of August 18, 1999 among Borrower, Lenders, Managing Agent and Co-Agents (as amended, the "Credit Agreement"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement). Unless otherwise indicated, Section and subsection references contained herein shall be to the corresponding Sections and subsections of the Credit Agreement.

                                   RECITALS

     WHEREAS, Borrower has requested that Requisite Lenders amend certain provisions of the Credit Agreement to permit Borrower to finance certain real properties located in Illinois and Indiana;

     WHEREAS, Borrowers and Requisite Lenders desire, subject to the terms and conditions set forth herein, to (i) amend the Credit Agreement to permit the Illinois Real Estate Financing (as defined below) and the Indiana Real Estate Financing (as defined below) pursuant to the Credit Agreement, and (ii) to make certain other amendments to the Credit Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
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SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1    Amendments to Section 1: Definitions
       ------------------------------------

       (a) Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

"Illinois Special Purpose LLC" means HSM Real Estate LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Borrower.

"Illinois Real Estate Financing" means that certain Loan Agreement between Illinois Special Purpose LLC and Bank of America, N.A.(and its successors and assigns) and all mortgages, deeds of trust and other agreements executed in connection therewith in substantially the form delivered to Managing Agent prior to February 28, 2001, the "Illinois Loan Documents"); provided that in no event
                                                      --------
shall the principal amount of the Illinois Real Estate Financing exceed $9,500,000 or be secured by any assets other than the Premises, the Rents and Profits and the Intangible Personalty (each as defined in the Mortgage executed in connection with such loan agreement substantially in the form delivered to the Managing Agent prior to February 28, 2001), it being further understood that the Illinois Real Estate Financing shall be deemed to be Refinancing Indebtedness approved by Managing Agent and Requisite Lenders for purposes of the Credit Agreement to the extent the proceeds thereof have been applied to repay the Senior Subordinated Notes.

"Indiana Real Estate Financing" means that certain promissory note (in substantially the form delivered to Managing Agent prior to February 28, 2001, the "Indiana Promissory Note") issued by Borrower in favor of General Electric Capital Business Asset Funding Corporation ("GECC") (and its successors and assigns), that certain Guaranty by Jaymar Ruby, Inc. in favor of GECC (in substantially the form delivered to Managing Agent prior to February 28, 2001, the "Guaranty") and all mortgages, deeds of trust and other agreements executed in connection therewith in substantially the form delivered to the Managing Agent prior to the Second Amendment Effective Date, as amended from time to time; provided that in no event shall the principal amount of the Indiana Real
      --------
Estate Financing exceed $9,375,000 or be secured by Borrower or any assets other than the Property (as defined in the mortgage securing such Indiana Promissory Note substantially in the form delivered to the Managing Agent prior to February 28, 2001), it being further understood that the Indiana Real Estate Financing shall be deemed to be Refinancing Indebtedness approved by Managing Agent and Requisite Lenders for purposes of the Credit Agreement to the extent the proceeds thereof have been applied to repay the Senior Subordinated Notes.

     (b) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Refinancing Indebtedness" in its entirety and substitute the following therefor:

          ""Refinancing Indebtedness" means unsecured senior, senior subordinated or subordinated Indebtedness of the Borrower, in an aggregate principal amount of up to $125,000,000, the proceeds of which are used, to refinance all or a portion of the Senior Subordinated Notes, other Refinancing Indebtedness and/or repay the Loans to the extent required hereunder, and to pay fees, penalties, premiums and expenses related to the foregoing, the terms and conditions of such

                                       2
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Indebtedness to be in form and substance satisfactory to Managing Agent and
Requisite Lenders; provided that, notwithstanding anything herein to the
                   --------
contrary, the Illinois Real Estate Financing and the Indiana Real Estate Financing shall be deemed to be Refinancing Indebtedness to the extent the respective proceeds thereof have been applied to repay the Senior Subordinated Notes. Without limiting their ability to approve the terms and conditions of Refinancing Indebtedness as provided above, Managing Agent and Lenders acknowledge that the following terms of Refinancing Indebtedness are satisfactory: (i) the cash interest expense incurred by Borrower in connection with such Refinancing Indebtedness does not exceed 12%, (ii) no principal or sinking fund payments or redemptions of such Refinancing Indebtedness shall be required prior to December 31, 2003, (iii) such Refinancing Indebtedness contains covenants and defaults that are no more restrictive than those contained in this Agreement, and (iv) the terms of the Illinois Real Estate Financing and the Indiana Real Estate Financing"

1.2    Amendment to Subsection 2.1: Commitments; Loans; Notes
       ------------------------------------------------------

Subsection 2.1A(i) of the Credit Agreement is hereby amended by deleting the second paragraph thereof in its entirety and substitute the following therefor:
"Anything contained in this Agreement to the contrary notwithstanding, the Tranche A Revolving Loans and the Tranche A Revolving Loan Commitments shall be subject to the limitation that (x) in no event shall the Total Utilization of Tranche A Revolving Commitments at any time exceed the lesser of (i) Tranche A Revolving Loan Commitments and (ii) the Borrowing Base, in each case as then in effect, (y) on and after the Subordinated Note Refinancing Date until the date that the Senior Subordinated Notes are repaid in full, in addition to the foregoing limitations Borrower may not request the making of any Tranche A Revolving Loans that would cause the difference between Excess Availability and the then outstanding aggregate principal amount of Senior Subordinated Notes to be less than $15,000,000 (other than Loans, the proceeds of which, are used immediately to repay all of the Senior Subordinated Notes in full at maturity) and, (z) in the event and to the extent that the proceeds of the Illinois Real Estate Financing or the Indiana Real Estate are not concurrently applied to repay Senior Subordinated Notes (such proceeds that are not so applied, the "Unapplied Proceeds") Borrower may not request the making of any Tranche A Revolving Loans that would cause Excess Availability to be less than an amount equal to the sum of the Unapplied Proceeds (less Tranche A Revolving Loans that are used immediately to repay Senior Subordinated Notes) and amount required under clause (y) of this paragraph."

1.3    Amendment to Subsection 6.11: Subsidiaries
       ------------------------------------------

       Subsection 6.11A is hereby amended by adding the following sentence at the end thereof: "Notwithstanding anything to the contrary contained in this subsection 6.11A, Borrower shall not be required to comply with the provisions in this subsection 6.11A with respect to the Illinois Special Purpose LLC, so long as (i) the sole assets that the Illinois Special Purpose LLC owns are the assets securing the Illinois Real Estate Financing and (ii) the sole Indebtedness incurred by the Illinois Special Purpose LLC is the Indebtedness incurred in connection with the Illinois Real Estate Financing."

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1.4    Amendment to Subsection 7.1: Indebtedness
       -----------------------------------------

       Subsection 7.1 of Credit Agreement is hereby amended by (i) deleting the "; and" at the end of clause (xi) thereof and substituting therefor ";"; (ii) deleting the "." at the end of clause (xii) thereof and substituting therefor ";"; and (iii) adding new clauses (xiii) and (xiv) at the end thereof as follows:

"(xiii)   Borrower and Jaymar Ruby, Inc. may incur and remain liable with respect to the Indebtedness under the Indiana Real Estate Financing in an aggregate principal amount not to exceed $9,375,000 at any time outstanding (and it is hereby acknowledged and agreed that the proceeds of such Indebtedness should not be used for any purposes other than (i) to repurchase or redeem the Senior Subordinated Notes pursuant to subsection 7.5(vii) or (ii) to repay the Revolving Loans pursuant to subsection 2.4A); provided that the assets securing
                                              --------
such Indebtedness are limited solely to those assets described in the definition of the term "Indiana Real Estate Financing"; and

(xiv) The Illinois Special Purpose LLC may incur and remain liable with respect to the Indebtedness under the Illinois Real Estate Financing in an aggregate principal amount not to exceed $9,500,000 at any time outstanding (and it is hereby acknowledged and agreed that the proceeds of such Indebtedness should not be used for any purposes other than (i) to repurchase or redeem the Senior Subordinated Notes pursuant to subsection 7.5(vii) or (ii) to repay the Revolving Loans pursuant to subsection 2.4A); provided that the assets securing
                                              --------
such Indebtedness are limited solely to those assets described in the definition of the term "Illinois Real Estate Financing"."

1.5    Amendment to Section 7.2: Liens and Related Matters
       ---------------------------------------------------

       (a) Subsection 7.2A(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor: "(iii) Other Liens securing Indebtedness permitted pursuant to subsections 7.1(vii), 7.1(xiii) and 7.1(xiv);".

       (b) Subsection 7.2C of the Credit Agreement is hereby amended by (i) deleting the "and" at the end of clause (ii) thereof and substituting therefor ";"; (ii) deleting the "," at the end of clause (iii) thereof and substituting therefor ", and"; and (iii) adding a new clause (iv) at the end thereof as follows:

"(iv) with respect to the Illinois Special Purpose LLC solely in connection with the Illinois Real Estate Financing,"

       (c) Subsection 7.2D of the Credit Agreement is hereby amended by adding, immediately prior to the period at the end of such Subsection, the following:

"and other than restrictions contained in Section 5.2(f) of the loan agreement to be entered into by the Illinois Special Purpose LLC in connection with the Illinois Real Estate Financing"

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1.6    Amendment to Section 7.3
       ------------------------

       Section 7.3 of the Credit Agreement is hereby amended by (i) deleting the "and" at the end of clause (ix) thereof and substituting "therefor";" (ii) deleting the "." At the end of clause (x) thereof and substituting ", and" therefor; and (iii) adding a new clause (xi) at the end thereof as follows:

            "(xi) Borrower and its Subsidiaries may contribute the Premises (as defined in the Illinois Loan Documents) to the Illinois Special Purpose LLC."

1.7    Amendment to Section 7.5: Restricted Junior Payments
       ----------------------------------------------------

       Subsection 7.5 of the Credit Agreement is hereby amended by deleting clause (vii) thereof in its entirety and substituting the following therefore:
"(vii) in addition to transactions permitted by clauses (iii), (v) and (vi) above, use cash on hand to redeem or repurchase the Senior Subordinated Notes, the Refinancing Indebtedness and/or make Borrower Stock Purchases; provided that
                                                                   --------
Excess Availability (assuming if Borrower has refinanced the Senior Subordinated Notes at the time of determination, Borrower had had any Refinancing Surplus available to it at all times prior to the date of determination) both as of the date of such redemption and repurchase and for the last day of each of the four fiscal quarters ending prior to such date of redemption and repurchase, shall not be less than the sum of (A) $15,000,000 and (B) the aggregate amount of all such redemptions and repurchases under this clause (vii) that have occurred from the last day of the fourth fiscal quarter prior to such redemption and repurchase through and including the date of such redemption and repurchase (provided that this clause (B) shall not include (x) any such redemption and repurchase under this clause (vii) after the date of the Illinois Real Estate Financing up to the amount of proceeds received by Borrower in connection therewith plus (y) any such redemption and repurchase under this clause (vii)
          ----
after the date of the Indiana Real Estate Financing up to the amount of proceeds received by Borrower in connection therewith) and, prior to such redemption or repurchase, Managing Agent shall have received an Officer=s Certificate of Borrower, in form and substance satisfactory to Managing Agent, confirming such Excess Availability in reasonable detail as of such date and for such dates."

SECTION 2. REPRESENTATIONS AND WARRANTIES

       In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by Section 6.6 of this Amendment, each of the following is true and correct:

            (a) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

            (b) the representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and as of the Effective Date (as defined below) to the same extent as though made on and as of the date hereof and as of the Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

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            (c)  each of Borrower and the other Credit Parties has performed all agreements on its part to be performed prior to the date hereof as set forth in the Credit Agreement and the other Loan Documents;

            (d) Borrower and the Guarantors have all requisite corporate power and authority to enter into this Amendment, to consummate the transactions contemplated by this Amendment and the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents;

            (e) the execution of this Amendment, and the consummation of the transactions contemplated by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower and the Guarantors; and

            (f) the execution and delivery by Borrower and the Guarantors of this Amendment, and the consummation of the transactions contemplated by this Amendment by Borrower and the Guarantor, does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Guarantors or any of their respective Subsidiaries, any constating documents of Borrower, the Guarantors or any order, judgment or decree of any court or other agency of government binding on Borrower, the Guarantors or any or their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, the Guarantors or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries.

SECTION 3. GUARANTORS

       Each of the Guarantors hereby consents to this Amendment and agrees that each Loan Document to which it is a party shall continue in full force and effect and shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment and is hereby ratified and confirmed.

SECTION 4. MISCELLANEOUS

4.1    References to and Effect on the Credit Agreement and Other Loan
       ---------------------------------------------------------------
Documents.
----------

       (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" , "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby;

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

       (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

       (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

4.2    Fees and Expenses.
       -----------------

       Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Managing Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

4.3    Headings.
       --------

       Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

4.4    Applicable Law.
       --------------

       THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

4.5    Counterparts.
       ------------

       This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

4.6    Effectiveness.
       -------------

       This Amendment shall become effective (such date being the "Second Amendment Effective Date") upon the execution of a counterpart hereof by Managing Agent, the Requisite Lenders, the Borrower and the Guarantors and receipt by Borrower and Managing Agent of written or telephone notification of such execution and authorization of delivery thereof.

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                  [Remainder of page intentionally left blank]

                                       8
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       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              BORROWER:
                              HARTMARX CORPORATION

                              By:_______________________________________
                              Glenn R. Morgan, Executive Vice President and Chief Financial Officer

                              GUARANTORS:

                              HMX SPORTSWEAR, INC. (formerly known as
                                   AMERICAN APPAREL BRANDS, INC.)
                              ANNISTON SPORTSWEAR CORPORATION
                              BlLTWELL COMPANY, INC.
                              BRIAR, INC.
                              C.M. CLOTHING, INC.
                              C.M. OUTLET CORP.
                              CHICAGO TROUSER COMPANY, LTD.
                              COUNTRY MISS, INC.
                              COUNTRY SUBURBANS, INC.
                              DIRECT ROUTE MARKETING CORPORATION
                              E-TOWN SPORTSWEAR CORPORATION
                              FAIRWOOD-WELLS, INC.
                              GLENEAGLES, INC.
                              HANDMACHER FASHIONS FACTORY OUTLET,
                                   INC.
                              HANDMACHER-VOGEL, INC.
                              HARTMARX INTERNATIONAL, INC.
                              HART SCHAFFNER & MARX
                              HART SERVICES, INC.
                              THOS. HEATH CLOTHES, INC.
                              TAG LICENSING, INC. (formerly known as HGA
                                   LICENSING, INC.)
                              HICKEY-FREEMAN CO., INC.
                              HIGGINS, FRANK & HILL, INC.
                              HOOSIER FACTORIES, INCORPORATED
                              HSM UNIVERSITY, INC.
                              INTERCONTINENTAL APPAREL, INC.

                              INTERNATIONAL WOMEN'S APPAREL, INC.
                              JAYMAR-RUBY, INC.
                              JRSS, INC.
                              KUPPENHEIMER MEN'S CLOTHIERS
                                   DADEVILLE, INC.
                              MEN'S QUALITY BRANDS, INC.
                              NATIONAL CLOTHING COMPANY, INC.
                              106 REAL ESTATE CORP.
                              PLAID CLOTHING COMPANY, INC. (formerly
                                   known as HMX/PBP COMPANY)
                              RECTOR SPORTSWEAR CORPORATION
                              ROBERTS INTERNATIONAL CORPORATION
                              SALHOLD, INC.
                              SEAFORD CLOTHING CO.
                              SOCIETY BRAND, LTD.
                              ROBERT SURREY, INC.
                              TAILORED TREND, INC.
                              THORNGATE UNIFORMS, INC.
                              TRADE FINANCE INTERNATIONAL LIMITED
                              UNIVERSAL DESIGN GROUP, LTD.
                              M. WILE & COMPANY, INC.
                              WINCHESTER CLOTHING COMPANY
                              YORKE SHIRT CORPORATION

                              By:_____________________________________________
                                  Glenn R. Morgan
                                  Vice President of each of the foregoing

                         LENDERS:
                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         individually, as Managing Agent and as Collateral Agent

                         By: ______________________________________
                         Name:
                         Title:

                         THE BANK OF NEW YORK,
                         individually, as Co-Agent and as Issuing Lender for the Letters of Credit

                         By: ______________________________________
                         Name:
                         Title:

                         BANK OF AMERICA, N.A.,
                         individually and as Co-Agent

                         By: ______________________________________
                         Name:
                         Title:

                         BANK ONE,
                         individually and as Co-Agent

                         By: ______________________________________
                         Name:
                         Title:

                         MANUFACTURERS AND TRADERS TRUST COMPANY

                         By: ______________________________________
                         Name:
                         Title:

                         HARRIS TRUST AND SAVINGS BANK

                         By: ______________________________________
                         Name:
                         Title:

                         THE NORTHERN TRUST COMPANY

                         By: ______________________________________
                         Name:
                         Title: